                                                                      Exhibit 99

                             JOINT FILER INFORMATION

NAME:                                           Frost Gamma Investments Trust

ADDRESS:                                        4400 Biscayne Blvd
                                                Miami, FL 33137

Designated Filer:                               Phillip Frost, M.D.

Issuer and Ticker Symbol:                       Ideation Acquisition Corp. (IDI)

Date of Event Requiring Statement:              April 17, 2009

                             FROST GAMMA INVESTMENTS TRUST

                             by:       /s/ Phillip Frost, M.D.
                                       ----------------------------------------
                                       Phillip Frost, M.D., Trustee